Exhibit 99.1

News Release
CRESTWOOD MIDSTREAM PARTNERS LP
717 Texas Avenue, Suite 3150
Houston, TX 77002
www.crestwoodlp.com
Crestwood Midstream Partners LP Announces
Improved First Quarter 2011 Results and Revised 2011 Outlook
Net Income Increased 51 Percent and Adjusted EBITDA Increased 44 Percent
Over First Quarter 2010
HOUSTON, TEXAS, May 10, 2011 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood LP” or the “Partnership”) reported today its first quarter 2011 financial results.
First Quarter Summary Results

	Three Months Ended
	March 31,
(in thousands, except as noted)	2011	2010
Net income	$9,376	$6,189
Net income, adjusted	$11,341	$6,189

Net income per unit (diluted basis)	$0.27	$0.20
Adjusted net income per unit (diluted basis)	$0.33	$0.20

Adjusted EBITDA	$20,594	$14,285
Adjusted distributable cash flow	$18,126	$12,088

Volumes gathered (MMcf)	39,401	25,797
Volumes processed (MMcf)	10,960	11,244
Crestwood LP’s adjusted earnings before interest, income taxes, depreciation and accretion (“EBITDA”) increased 44 percent to $20.6 million for the three months ended March 31, 2011, compared to adjusted EBITDA of $14.3 million during the first quarter 2010. Adjusted distributable cash flow increased 50 percent to $18.1 million in the recent quarter as compared to $12.1 million in the first quarter 2010. Adjusted net income for the first quarter 2011, increased by 83 percent to $11.3 million, ($0.33 per unit) from the comparable period in 2010. EBITDA, distributable cash flow and net income have been adjusted to reflect approximately $2.0 million of non-recurring transition services, transaction due diligence and advisory expenses incurred during the first quarter 2011, which are related to the Quicksilver Gas Services (“Quicksilver”) and Frontier Gas Services (“Frontier”) acquisitions completed in October 2010 and April 2011, respectively. Improved operating results in the first quarter 2011 were primarily driven by increased natural gas gathering volumes through the

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Partnership’s Barnett Shale assets and did not include any results of operations from the assets acquired from Frontier, which will be reflected in the Partnership’s results beginning in the second quarter 2011. Net income for the first quarter 2011 was $9.4 million, compared to $6.2 million during the first quarter 2010.
“We are pleased to announce another strong quarter of year-over-year performance for Crestwood LP during the first quarter 2011, despite some weather related volume disruptions to our gathering operations in North Texas,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood LP’s general partner. “Our Barnett Shale assets benefited from increased production due to more well completions and connections to our systems, the completion of new gathering laterals on the Alliance and Lake Arlington systems and improved run times for our facilities, resulting in a 53 percent increase in gathering volumes from the first quarter 2010, and a solid 10 percent sequential growth in gathering volumes from the fourth quarter 2010. We accomplished this volume growth despite a period of severe winter weather in February 2011, which reduced volumes due to freeze-offs and shut-ins and temporarily delayed ongoing drilling, well completion and connection work by our customers. Importantly, our operating expense per unit continues to decline both year-over-year and sequentially, which is an indicator that our assets are running more efficiently as volumes increase in the Barnett Shale region.”
“Additionally, on April 1, 2011 we completed a major element of our diversification strategy with the acquisition of Frontier’s gathering, processing and treating assets located in the Fayetteville Shale in Arkansas and the Granite Wash in the Texas Panhandle. These assets are in premier natural gas basins and are anchored by long-term agreements with high-quality producers such as Chesapeake Energy, BHP Billiton, BP Energy and Exxon Mobil’s XTO subsidiary,” continued Phillips. “We are excited about integrating the Frontier assets into our operating platform and expanding the systems through several organic growth projects which we identified during due diligence.”
To finance the Frontier acquisition and expansion projects which are currently planned for 2011, the Partnership has been active in the capital markets during the first four months of 2011. Financings completed year to date include more than $200 million of new equity ($153 million in a privately placed Class C unit offering and $53 million of newly issued common units in a public offering), $200 million aggregate principal amount of 7.75% Senior Notes due 2019, and an increase in available borrowing capacity under our revolving credit facility from $400 million to $500 million. “We were able to take advantage of some very attractive market conditions to raise more than $400 million of new, long-term capital to fund the Frontier acquisition, as well as ongoing organic projects in the Barnett Shale, Fayetteville Shale and Granite Wash areas. These financings improve our capital liquidity and availability should additional opportunities emerge,” stated Phillips.

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Review of Operating Performance
Operating revenues, primarily from the Partnership’s Barnett Shale assets, totaled $32.4 million for the first quarter 2011, compared to $24.7 million for the first quarter 2010. The Las Animas gathering system in Southeastern New Mexico, acquired on February 16, 2011, contributed 1% of the operating revenues during the quarter. Natural gas volumes gathered during the first quarter 2011 averaged 438 million cubic feet per day (MMcf/d), as compared to 397 MMcf/d and 287 MMcf/d gathered during the fourth quarter 2010 and first quarter 2010, respectively. The revenue increase resulted primarily from additional wells connected to the Alliance system through the completion of the Speedway Lateral project during the first quarter 2011, which added gathered volumes in excess of 30 MMcf/d as compared to the fourth quarter 2010.
Crestwood LP’s gathering volumes were negatively impacted by severe weather in North Texas which affected all of our Barnett Shale systems during early February 2011. Average gathering volumes by month during the first quarter were: 431 MMcf/d (January); 417 MMcf/d (February); and 464 MMcf/d (March) highlighting the reduction in average gathered volumes in February and the recovery of production volumes on our systems during March 2011. Processing volumes at our Cowtown and Corvette plants were also affected by the weather, declining slightly to 122 MMcf/d compared to 126 MMcf/d in the fourth quarter 2010, however, natural gas liquids production remained fairly strong at 15,710 barrels per day (Bbls/d) in the first quarter 2011, compared to 16,586 Bbls/d in the fourth quarter 2010.
Operations and maintenance (“O&M”) expenses totaled $7.4 million in both the first quarter 2011 and the first quarter 2010. Excluding property taxes and cost of gas purchased of $1.7 million and $1.5 million in the first quarter 2011 and 2010, respectively, O&M expenses per unit of throughput on our gathering systems for the first quarter 2011 and 2010 were $0.14 per thousand cubic feet (Mcf) and $0.23 per Mcf, respectively. The 39 percent reduction in O&M expense per unit compared to 2010 reflects more efficient operations and the benefit of higher utilization rates on the Barnett Shale assets in the first quarter 2011.
General and administrative expenses totaled $6.4 million in the first quarter 2011, which included $0.8 million attributable to Quicksilver transition services costs and $1.2 million of Frontier transaction related expenses noted above. Excluding these non-recurring expenses, general and administrative expenses increased $1.3 million, from $3.1 million in the first quarter 2010, due to increased personnel and office expenses.
At March 31, 2011, Crestwood LP had $292.8 million of debt outstanding, comprised solely of borrowings under its revolving credit facility, at a weighted average interest rate of 3.1 percent. Effective April 1, 2011, Crestwood LP expanded the capacity under its revolving credit facility by $100 million, bringing total availability to $500 million. On April 1, 2011, Crestwood LP’s

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outstanding debt increased with the issuance of $200 million aggregate principal amount of 7.75% Senior Notes. Additionally, on May 4, 2011, the Partnership sold 1.8 million common units in a public offering for net proceeds of $53.1 million, which were used to reduce amounts outstanding under the revolver and for general partnership purposes.
Capital spending during the first quarter 2011 totaled $13.1 million, which included $7.6 million of costs to expand the gathering systems in the Barnett Shale, $5.1 million for the purchase of the Las Animas gathering system, and $0.4 million to maintain existing facilities and operations.
Adjusted net income, adjusted net income per unit, adjusted EBITDA and adjusted distributable cash flow are non-generally accepted accounting principles (“non-GAAP”) financial measures that are defined and reconciled later in this press release to their most directly comparable U.S. GAAP financial measures.
Revised 2011 Consolidated Outlook
On February 22, 2011, Crestwood LP announced full year 2011 guidance for its Barnett Shale operations, with expected average gathering volumes in the range of 465 MMcf/d to 485 MMcf/d, and resulting adjusted EBITDA in the range of $90 million to $100 million, as compared to actual average gathering volumes in 2010 of 343 MMcf/d, and actual 2010 adjusted EBITDA of $76.5 million. Following the Las Animas acquisition in February 2011 and the Frontier acquisition in April 2011, and in light of current market conditions, Crestwood LP has revised its 2011 consolidated outlook and expects that full year average gathering volumes will be in the range of 590 MMcf/d to 610 MMcf/d. Adjusted EBITDA for the full year 2011 is expected to be in the range of $110 million to $120 million, including approximately $6 million of acquisition, unamortized financing and transition services expense associated with the Quicksilver and Frontier transactions.
Based on actual first quarter 2011 capital expenditures and current planned projects related to the Frontier and Las Animas acquisitions, total capital expenditures for the full year 2011 are estimated to be in the range of $80 million to $90 million including approximately $35 million to $40 million related to the Barnett Shale and Las Animas assets. Maintenance capital spending for the full year is expected to be $8 million, with approximately $4 million attributable to our Barnett Shale assets and the remainder attributable to the Frontier assets.
Conference Call
Crestwood LP will host a conference call for investors and analysts on Tuesday, May 10, 2011, beginning at 10:00 a.m. Central Time, to discuss the first quarter 2011 performance. Interested parties may participate in the call by calling 800-946-0708 and entering passcode 5512280.

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The conference call will also be webcast live and can be accessed through the Investor Relations section of our website at www.crestwoodlp.com.
A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 5512280 or through the Investor Relations section of our website at www.crestwoodlp.com.
Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measures of adjusted net income, adjusted net income per unit, EBITDA, adjusted EBITDA, distributable cash flow and adjusted distributable cash flow. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Northwest Arkansas, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.
Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood LP’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood LP’s financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production from natural gas projects; competitive conditions in our industry; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors,

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transporters and customers; our ability to consummate acquisitions and successfully integrate the acquired business and our ability to realize any cost savings and other synergies from any acquisition; any disruption from the recent acquisition of midstream assets from Frontier Gas Services, LLC making it more difficult to maintain relationships with customers, employees or suppliers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; risks related to our substantial indebtedness as well as other factors disclosed in Crestwood LP’s filings with the Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, our subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, for a more extensive list of factors that could affect results. All forward-looking statements in this news release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, further events or otherwise.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com

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NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended
	March 31,
	2011	2010
Revenue
Gathering revenue — related party	$23,351	$16,389
Gathering revenue	1,476	1,115
Processing revenue — related party	6,637	6,479
Processing revenue	516	756
Gas Sales	400	—

Total revenue	32,380	24,739

Expenses
Operations and maintenance	7,381	7,393
General and administrative	6,370	3,061
Depreciation and accretion	6,025	5,365

Total expenses	19,776	15,819

Operating income	12,604	8,920

Interest expense	3,006	2,678

Income before income taxes	9,598	6,242

Income tax provision	222	53

Net income	$9,376	$6,189

General partner interest in net income	$888	$357
Common unitholders’ interest in net income	8,488	5,832

Basic income (loss) per unit:
Net earnings per common and subordinated unit	$0.27	$0.20

Diluted income (loss) per unit:
Net earnings per common and subordinated unit	$0.27	$0.20

Weighted average number of common units outstanding:
Basic	31,188	28,502
Diluted	31,324	29,019
Distributions per unit (attributable to the period ended)	$0.44	$0.39

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CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	March 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$11,546	$2
Accounts receivable	1,383	1,679
Accounts receivable — related party	29,177	23,003
Prepaid expenses and other	601	1,052

Total current assets	42,707	25,736

Property, plant and equipment, net	531,526	531,371
Other assets	12,824	13,520

Total assets	$587,057	$570,627

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable — related party	$4,580	$4,267
Accrued additions to property, plant and equipment	4,209	11,309
Accounts payable and other	21,263	2,917

Total current liabilities	30,052	18,493

Long-term debt	292,800	283,504
Asset retirement obligations	10,081	9,877

Partners’ capital
Common unitholders (31,187,696 units issued and outstanding at March 31, 2011 and December 31, 2010)	253,429	258,069
General partner	695	684

Total partners’ capital	254,124	258,753

	$587,057	$570,627

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CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands — Unaudited

	Three Months Ended March 31,
	2011	2010
Operating activities:
Net income	$9,376	$6,189
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,890	5,250
Accretion of asset retirement obligations	135	115
Deferred income taxes	—	53
Equity-based compensation	283	667
Non-cash interest expense	678	1,464
Changes in assets and liabilities:
Accounts receivable	296	232
Prepaid expenses and other	468	(274)
Accounts receivable — related party	(6,174)	(16,367)
Accounts payable — related party	313	—
Accounts payable and other	18,347	1,214

Net cash provided by (used in) operating activities	29,612	(1,457)

Investing activities:
Capital expenditures	(13,076)	(17,163)
Distribution to Quicksilver for Alliance Midstream Assets	—	(80,276)

Net cash used in investing activities	(13,076)	(97,439)

Financing activities:
Proceeds from credit facility	38,400	112,000
Repayments of credit facility	(29,104)	(11,600)
Issuance of common units — net of offering costs	—	11,050
Distributions paid to unitholders	(14,288)	(11,564)
Taxes paid for equity-based compensation vesting	—	(1,144)

Net cash provided by (used in) financing activities	(4,992)	98,742

Net cash increase (decrease)	11,544	(154)
Cash and cash equivalents at beginning of period	2	746

Cash and cash equivalents at end of period	$11,546	$592

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CRESTWOOD MIDSTREAM PARTNERS LP
OPERATING STATISTICS
Unaudited

	Three Months Ended
	March 31,
	2011	2010
Volume Data:
Volumes gathered (MMcf)	39,401	25,797
Volumes processed (MMcf)	10,960	11,244
CRESTWOOD MIDSTREAM PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In thousands, except for per unit data — Unaudited

	Three Months Ended
	March 31,
	2011	2010
Net income	$9,376	$6,189
Items impacting net income attributable to the closing of the Crestwood acquisition:
Transition related expenses	1,965	—

Adjusted net income	$11,341	$6,189

Net income per limited partner unit (diluted basis)	$0.27	$0.20
Items impacting net income attributable to the closing of the Crestwood acquisition:	0.06	—

Adjusted net income per limited partner unit (diluted basis)	$0.33	$0.20

	Three Months Ended
	March 31,
	2011	2010
Net income	$9,376	$6,189
Depreciation and accretion expense	6,025	5,365
Income tax provision (benefit)	222	53
Non-cash interest expense, net of capitalized interest cost paid	678	1,464
Non-cash equity compensation	283	667
Maintenance capital expenditures	(423)	(1,650)

Distributable cash flow	16,161	12,088

Add: Non-recurring transaction related expenses	1,965	—

Adjusted distributable cash flow	$18,126	$12,088

	Three Months Ended
	March 31,
	2011	2010
Total revenues	$32,380	$24,739
Operations and maintenance expense	7,381	7,393
General and administrative expense	6,370	3,061

EBITDA	18,629	14,285
Non-recurring transaction related expenses	1,965	—

Adjusted EBITDA	20,594	14,285
Less:
Depreciation and accretion expense	6,025	5,365
Interest expense	3,006	2,678
Income tax provision (benefit)	222	53
Non-recurring transaction related expenses	1,965	—

Net income	$9,376	$6,189

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
Full Year 2011 Adjusted EDITDA Guidance
Reconciliation to Net Income

Adjusted EBITDA	$110 million to $120 million

Depreciation and accretion expense	$32 million

Interest expense, net	$27 million

Income tax provision	$1 million

Net income	$50 million to $60 million

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